Exhibit 99.1

News Release		AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles Missouri 63301 www.americanrailcar.com

For Release: February 18, 2010	Contact:	Dale C. Davies Michael Obertop
	Phone:	636.940.6000
AMERICAN RAILCAR INDUSTRIES, INC. ANNOUNCES FORMATION
OF US RAILCAR COMPANY, LLC JOINT VENTURE
ST. CHARLES, MO (February 18, 2010) — American Railcar Industries, Inc. (NASDAQ: ARII) (ARI) and Ohio-based US Railcar, LLC (USR) announced the formation of a joint venture to be named US Railcar Company, LLC (US Railcar Company). The joint venture is being formed to design, manufacture and sell Diesel Multiple Units (DMUs), which are self-propelled passenger railcars in both single- and bi-level configurations. ARI is majority owned by Icahn Enterprises L.P. (NYSE: IEP).
“ARI is excited to participate in this opportunity to join USR and bring ARI’s freight rolling stock manufacturing heritage to the passenger equipment sector,” said ARI President and CEO James Cowan. “Our commitment to expand and diversify ARI’s manufacturing program results from ARI’s desire to grow, and build on the expected federal commitment to passenger rail as part of a balanced national transportation system. Through this partnership, we look forward to being an integral part of that new growth with modern passenger rail equipment built in the USA.”
US Railcar Company will be led by President & CEO Michael P. Pracht, a rail industry veteran with extensive experience with the world’s leading rail transportation companies. “These are extraordinary times with growth opportunities for passenger rail in the US.” said Mr. Pracht. “The US Railcar Company DMU is designed to enable new cost-effective and environmentally friendly passenger rail service across a range of corridors and routes, all with a proven, existing equipment platform already in service.”
According to Barry H. Fromm, one of US Railcar Company’s directors, “One of US Railcar Company’s goals is to reestablish American owned passenger train production in the United States.” As Chairman and CEO of Value Recovery Group, Inc. (VRG), Mr. Fromm led a group that purchased USR assets from the former Colorado Railcar Manufacturing Co. (Colorado Railcar) that ceased operations in late 2008.
ARI will provide US Railcar Company with its experience in the production of railcars and ARI representatives will comprise half of the Board of the joint venture. Representatives of VRG will comprise half of the Board and will bring to the venture government contracting experience. Once established, the joint venture plans to produce railcars on order for public authorities and communities to improve public transit, commuter and regional rail service.
The US Railcar Company DMU was prototyped by Colorado Railcar through a demonstration project in 2002 and is currently the only DMU that is fully compliant with Federal Railroad Administration passenger equipment safety regulations as stated in 49 CFR Part 238. Available in both regional and intercity configurations, the US Railcar Company DMU is well suited for incremental corridor development at speeds from 79-to-90 mph. Platform enhancements currently anticipated include a diesel-electric upgrade, increasing speeds to 125 mph, making this American-made DMU an attractive solution for both mature and emerging passenger rail agencies around the country.

About American Railcar Industries, Inc.
American Railcar Industries, Inc. is a leading North American manufacturer of hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. ARI is controlled by Carl C. Icahn, the chairman of ARI’s board of directors, through his affiliate, Icahn Enterprises L.P.
About Value Recovery Group
VRG is an economic development consulting, government advisory services and asset recovery and management firm that represents state and local governments, commercial banks, private investors and several federal agencies.
Forward Looking Statement Disclaimer
This press release contains forward-looking information that involves risks and uncertainties, including statements regarding the joint venture’s plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the joint ventures prospects, the anticipated performance of its railcars, and the anticipated growth of the market and market acceptance for those railcars. These forward-looking statements are based upon assumptions made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Joint ventures and the commencement of a new business involve numerous risks, including difficulties associated with cooperation and conflicts of interest among the parties, delays, unexpected costs, and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated. Moreover the development of the market for the joint venture’s products is anticipated to be dependent on government support of passenger rail development and there can be no assurance that such support will be forthcoming or, even if forthcoming, that the joint venture’s railcars will otherwise be able to compete successfully. Other potential risks and uncertainties relating to ARI’s business and the production of railcars are described in ARI’s filings with the Securities and Exchange Commission. ARI expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.